EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT(1)(2)(3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2006, and the places of incorporation or organization thereof, are:

Place of
Incorporation
Name of Subsidiary	or Organization

UNITED STATES
Belt Concepts of America, Inc.	Delaware
Celeron Corporation	Delaware
Cosmoflex, Inc.	Delaware
Dapper Tire Co., Inc.	California
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
*Goodyear Dunlop Tires North America, Ltd.	Ohio
Goodyear Engineered Products International, Inc.	Delaware
Goodyear Engineered Products Thailand, Inc.	Delaware
Goodyear International Corporation	Delaware
Goodyear-SRI Global Purchasing Company	Ohio
Goodyear-SRI Global Technology LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
The Kelly-Springfield Tire Corporation	Delaware
Laurelwood Properties Inc.	Delaware
MaxxiMarketing, LLC	Ohio
Retreading L, Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
Wheel Assemblies Inc.	Delaware
Wingfoot Commercial Tire Systems LLC	Ohio
Wingfoot Corporation	Delaware
Wingfoot Ventures Eight Inc.	Delaware
Wingfoot Ventures Four Inc.	Delaware
Wingfoot Ventures Thirteen Inc.	Delaware
INTERNATIONAL
Abacom (Pty.) Ltd.	Botswana
Air Treads New Zealand Limited	New Zealand
Artic Retreading Products (Pty) Ltd.	South Africa
Artic (Zambia) Limited	Zambia
Beaurepaires for Tyre Limited	New Zealand
Cegyco S.A.	Luxembourg
Compania Anonima Goodyear de Venezuela	Venezuela
Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear S. de R.L. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
*Dackia Partners AB	Sweden
*Dunglaide Limited	England
*Dunlop Airsprings	France
*Dunlop GmbH & Co. KG	Germany
*Dunlop Grund und Service Verwaltungs GmbH	Germany
Dunlop New Zealand Limited	New Zealand

Place of
Incorporation
Name of Subsidiary	or Organization

*Dunlop Tyres (Executive Pension Trustee) Limited	England
*Dunlop Tyres (Pension Trustees) Limited	England
*Dunlop Tyres Limited	England
*Dunlop Versicherungsservice GmbH	Germany
*Fit Remoulds (Ireland) Limited	Ireland
Forktyre (Pty) Ltd	South Africa
Frank Allen’s Tyre Services Limited	New Zealand
*Fulda Reifen GmbH & Co. KG	Germany
Gcuwa Tyres (Pty) Ltd	South Africa
*GD Furstenwalde Vermogensverwaltungs GmbH	Germany
*GD Handelssysteme GmbH & Co KG	Germany
*GD Versicherungsservice GmbH	Germany
Goodyear Australia Pty Limited	Australia
Gemeinnutzige Wohnungsgesellschaft GmbH	Germany
Global Run-Flat Systems Research, Development and Technology B.V.	Netherlands
Goodyear Asia Operations (Private) Limited	Singapore
Goodyear Belting Pty Limited	Australia
Goodyear Canada Inc.	Canada
*Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Productos de Borracha Ltda	Brazil
*Goodyear Dunlop Tires Austria GmbH	Austria
*Goodyear Dunlop Tires Baltic A.S.	Estonia
*Goodyear Dunlop Tires Belgium N.V.	Belgium
*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
*Goodyear Dunlop Tires Danmark A/S	Denmark
*Goodyear Dunlop Tires Espana S.A.	Spain
*Goodyear Dunlop Tires Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finance Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finland OY	Finland
*Goodyear Dunlop Tires France	France
*Goodyear Dunlop Tires Germany GmbH	Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
*Goodyear Dunlop Tires Ireland Limited	Ireland
*Goodyear Dunlop Tires Italia SpA	Italy
*Goodyear Dunlop Tires Hungary Trading Ltd.	Hungary
*Goodyear Dunlop Tires Nederland B.V.	Netherlands
*Goodyear Dunlop Tires Norge A/S	Norway
*Goodyear Dunlop Tires OE GmbH	Germany
*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland
*Goodyear Dunlop Tires Portugal, Unipessoal, Lda.	Portugal
*Goodyear Dunlop Tires Romania Srl	Romania
*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
*Goodyear Dunlop Tires Suisse S.A.	Switzerland
*Goodyear Dunlop Tires Sverige A.B.	Sweden
*Goodyear Dunlop Tyres UK Ltd.	England
Goodyear EEMEA Financial Services Center Sp. z.o.o.	Poland

Place of
Incorporation
Name of Subsidiary	or Organization

Goodyear Earthmover Pty Ltd.	Australia
Goodyear Engineered Products (Botswana)(Pty) Ltd.	South Africa
Goodyear Engineered Products Canada, Inc.	Canada
Goodyear Engineered Products Europe d.o.o.	Slovenia
Goodyear Engineered Products Ostrava s.r.o.	Czech Republic
Goodyear Engineered Products (Pty) Ltd.	South Africa
Goodyear Finance Holding S.A.	Luxembourg
*Goodyear GmbH & Co. KG	Germany
Goodyear India Ltd.	India
Goodyear Industrial Rubber Products Ltd.	England
*Goodyear Italiana S.p.A.	Italy
Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	Korea
Goodyear Lastikleri Turk Anonim Sirketi	Turkey
*Goodyear Luxembourg Tires S.A.	Luxembourg
Goodyear Malaysia Berhad	Malaysia
Goodyear Marketing & Sales Snd. Bhd.	Malaysia
Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear New Zealand, Limited	New Zealand
Goodyear Orient Company Private Limited	Singapore
Goodyear Productos de Ingenieria S. de S.L. de C.V.	Mexico
Goodyear Philippines, Inc.	Philippines
Goodyear Productos Industriales S. de R.L. de C.V.	Mexico
Goodyear Productos Industriales, C.A.	Venezuela
Goodyear Qingdao Engineered Elastomers Company Limited	China
Goodyear Russia LLC	Russia
Goodyear Sales Company Limited	Taiwan
Goodyear S.A.	France
Goodyear S.A.	Luxembourg
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear Servicios Y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear Solid Woven Belting (Pty) Limited	South Africa
Goodyear South Africa (Pty) Ltd.	South Africa
Goodyear South Asia Tyres Private Limited	India
Goodyear SRI Global Purchasing Yugen Kaisha & Co. Ltd.	Japan
Goodyear Staff Pension Plan Pty. Ltd.	Australia
Goodyear Taiwan Limited	Taiwan
Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tyres Pty Ltd.	Australia
Goodyear Tyre and Rubber Holdings (Pty) Ltd.	South Africa
Goodyear Wingfoot Kabushiki Kaisya	Japan
Gran Industria de Neumaticos Centroamericana, S.A.	Guatemala
Hi-Q Automotive (Pty) Ltd.	South Africa
Kabushiki Kaisha Goodyear Aviation Japan	Japan
Kelly-Springfield Puerto Rico, Inc.	Puerto Rico

Place of
Incorporation
Name of Subsidiary	or Organization

Kelly Springfield Australia Pty Limited	Australia
*Kelly-Springfield Tyre Company Ltd.	England
*Kettering Tyres Ltd.	England
Magister Limited	Mauritius
Mastertreads (Namibia) (Pty) Ltd.	Republic of Namibia
Mastertreads (Botswana) (Pty) Ltd.	Botswana
McLeod Tyres Limited	New Zealand
Monarch Tyres Repairs (Pty) Ltd.	South Africa
Monotred (Pty) Ltd.	South Africa
*Motorway Tyres and Accessories (UK) Limited	England
*M-Plus Multimarkenmanagement GmbH & Co KG	Germany
Neumaticos Goodyear S.R.L.	Argentina
Nippon Giant Tyre Kabushiki Kaisya	Japan
O.T.R. International NZ Limited	New Zealand
Off-The-Road Tyres (Pty) Ltd.	South Africa
Paramount Tyre Services Limited	New Zealand
Polar Retreading Products (Pty) Limited	South Africa
Property Leasing S.A.	Luxembourg
P.T. Goodyear Indonesia Tbk	Indonesia
Rossal No 103 (Pty) Ltd.	South Africa
Rubber and Associated Manufacturers (Pty) Ltd	South Africa
*RVM Reifen Vertriebsmanagement GmbH	Germany
SACRT Trading Pty Ltd.	Australia
Sandton Wheel Engineering (Pty) Limited	South Africa
Safe-T-Tyre (Pty) Ltd.	Lesotho
*Sava Tires, d.o.o.	Republic of Slovenia
*Sava Trade d.o.o. Zagreb	Republic of Slovenia
Servicios Y Montajes Eagle, S. de R.L. de C.V.	Mexico
South Pacific Tyres	Australia
South Pacific Tyres New Zealand Limited	New Zealand
*SP Brand Holding EEIG	Belgium
Three Way Tyres & Rubber Distributors (Pty) Ltd.	Botswana
Tire Company Debica S.A.	Poland
Tredcor Export Services (Pty) Ltd.	South Africa
Tredcor Kenya Limited	Kenya
Tredcor Malawi Limited	Malawi
Tredcor North Zimbabwe Pvt. Limited	Zimbabwe
Tredcor (Tanzania) Ltd.	Tanzania
Tredcor (Zambia) Limited	Zambia
Trentyre Ellistras (Pty) Ltd.	South Africa
Trentyre Kathu (Pty) Ltd.	South Africa
Trentyre Houses (Pty) Ltd.	South Africa
Trentyre (Lesotho) (Pty) Ltd.	Lesotho
Trentyre Limited (Mozambique)	Mozambique
Trentyre Mali SA	Mali
Trentyre (Namibia) (Pty) Ltd.	Republic of Namibia
Trentyre Properties (Pty) Limited	South Africa
Trentyre (Swaziland) (Pty) Limited	Swaziland

Place of
Incorporation
Name of Subsidiary	or Organization

Trentyre Uganda Limited	Uganda
Tren Tyre Ghana	Ghana
Tren Tyre Holdings (Pty) Ltd.	South Africa
Trentyre (Pty) Ltd.	South Africa
Tycon Retreading Products (Pty) Limited	South Africa
Tyre Marketers (Australia) Pty Ltd.	Australia
*Tyre Services Great Britain Limited	England
Tyre Service Pty Ltd.	Botswana
*Vulco Belgium N.V.	Belgium
Vulco Developpement	France
Wingfoot de Chihuahua, S. de R.L. de C.V.	Mexico
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Luxembourg SarL	Luxembourg
Wingfoot Mold Leasing Company	Canada
*4 Fleet Group GmbH	Germany

(1)	Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)	Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary’s equity capital: Cegyco S.A., 50%; Compania Goodyear del Peru, S.A., 78%; Gcuwa Tyres (Pty) Ltd., 50%; Gemeinnutzige Wohnungsgesellschaft GmbH, 64.73%; Global Run-Flat Systems Research, Development and Technology B.V., 50%; Goodyear GmbH & Co KG, 71.2%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 74.6%; Goodyear Malaysia Berhad, 51%; Goodyear Market & Sales Sdn. Bhd., 51%; Goodyear Philippines Inc., 88.5%; Goodyear Sales Company Limited, 75.5%; Goodyear South Asia Tires Private Limited, 97.8%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Purchasing Yugen Kaisha & Co., 80%; Goodyear-SRI Global Technology LLC, 51%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.8%; Gran Industria de Neumaticos Centroamericana S.A., 92.6%; Kabushiki Kaisha Goodyear Aviation Japan, 85%; Nippon Giant Tire Kabushiki Kaisya, 65%; P.T. Goodyear Indonesia Tbk, 85%; Sandton Wheel Engineering (Pty) Limited, 92%; Safe-T-Tyre (Pty) Ltd., 92%; Tire Company Debica S.A., 59.8%; Tredcor Kenya Limited, 60%; Tredcor North Zimbabwe Pvt Limited, 51%; Tredcor (Tanzania) Ltd., 50%; Trentyre (Pty) Ltd., 92%; Trentyre Lesotho (Pty) Ltd., 92%; Trentyre Properties (Pty) Limited, 92%; Trentyre Uganda Limited, 60%; Trentyre Limited (Mozambique), 70%; Vulco Developpement, 62.4%; Wingfoot Luxembourg SarL, 95%.

(3)	Except for Wingfoot Corporation, at December 31, 2006, Goodyear did not have any majority owned subsidiaries that were not consolidated.